                                                                   EXHIBIT 10.o.



                               CHANGE IN CONTROL
                             SEVERANCE PAY PROGRAM


In February 1996, the BAC Board of Directors adopted a change in control executive severance pay program covering executive officers ("Executive Officers"). These Executive Officers are covered by individual change in control agreements with BAC ("Agreements").

The form of agreement which is in effect between BAC and each of the Executive Officers covered by the Agreements is substantially in the form attached hereto.

4128766

                              AGREEMENT (form of)
                              -------------------


          AGREEMENT by and between BankAmerica Corporation, a Delaware corporation ("BANKAMERICA") and __________ _________ (the "EXECUTIVE").

          The Executive is currently employed by BankAmerica and/or a direct or indirect subsidiary of BankAmerica (the "COMPANY"). The Board of Directors of BankAmerica (the "BOARD"), has determined that it is in the best interests of BankAmerica and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below) of BankAmerica. The Board believes it is important to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and to provide the Executive with compensation and benefits arrangements upon a Change in Control which ensure that the compensation and benefits expectations and claims of the Executive will be satisfied and released and which are competitive with those of other financial institutions. Therefore, in order to accomplish these objectives, the Board has directed BankAmerica to enter into this Agreement.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.   Certain Definitions.
               -------------------

               (a) The "EFFECTIVE DATE" shall mean the first date during the Change in Control Period (as defined in Section 1(b)) on which a Change in Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if the Executive's employment with the Company is terminated (including termination for Good Reason, as defined in Section 5(c)) prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to affect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

               (b) The "CHANGE IN CONTROL PERIOD" shall mean the period commencing on February 1, 1996 and ending on the second anniversary of such date, provided, however, that commencing on the date one year after February 1, 1996, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "RENEWAL DATE"), unless previously terminated, the Change in Control Period shall be automatically extended so as to terminate two years from such

4114808.14                              -1-

Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change in Control Period shall not be so extended.

          2.   Change in Control.  For the purpose of this Agreement, a "CHANGE
               -----------------
IN CONTROL" shall mean:

               (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of BankAmerica (the "OUTSTANDING BANKAMERICA COMMON STOCK") or (ii) the combined voting power of the then outstanding voting securities of BankAmerica entitled to vote generally in the election of directors (the "Outstanding BankAmerica Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from BankAmerica (ii) any acquisition by BankAmerica,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2; or

               (b) Individuals who, as of the date hereof, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by BankAmerica's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of BankAmerica or any of its subsidiaries (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding BankAmerica Common Stock and Outstanding BankAmerica Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns BankAmerica or all or substantially all of BankAmerica's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Out-

4114808.14                            -2-
standing BankAmerica Common Stock and Outstanding BankAmerica Voting Securities, as the case may be, (provided, however, that, for the purpose of this clause
(i), any shares of common stock or voting securities of such resulting corporation received by such beneficial owners in such Business Combination other than as the result of such beneficial owners' ownership of Outstanding BankAmerica Common Stock or Outstanding BankAmerica Voting Securities immediately prior to such Business Combination shall not be considered to be owned by such beneficial owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting corporation), (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation unless such Person owned 20% or more of the Outstanding BankAmerica Common Stock or Outstanding BankAmerica Voting Securities immediately prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (d) Approval by the shareholders of BankAmerica of a complete liquidation or dissolution of BankAmerica.

          3.   Employment Period.  BankAmerica agrees that the Company is
               -----------------
expected, but not obligated, to continue the Executive in its employ, and, in return for the consideration provided by this Agreement, the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the first anniversary of such date (the "EMPLOYMENT PERIOD").

          4.   Terms of Employment.
               -------------------

               (a)  Position and Duties.  (i)  During the Employment Period,
                    -------------------
(A) the Company shall not assign the Executive any duties or responsibilities substantially inconsistent with the Executive's duties or responsibilities with the Company immediately preceding the Effective Date nor shall the Company substantially reduce the Executive's duties or responsibilities as they existed immediately preceding the Effective Date and (B) the Executive's services shall be performed primarily at the location where the Executive was primarily employed immediately preceding the Effective Date or primarily at any office or location no more than 35 miles from such location.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time to the business and affairs of the Company and to use the Executive's reasonable best efforts to perform faithfully and efficiently the responsibilities

4114808.14                             -3-
and duties assigned to the Executive. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities comply with policies and guidelines of the Company in effect generally with respect to peer executives of the Company and do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company so long as such activities comply with policies and guidelines of the Company in effect generally with respect to peer executives of the Company.

               (b)  Compensation.  (i)  Base Salary.  During the Employment
                    ------------        -----------
Period, the Executive shall receive an annual base salary ("ANNUAL BASE SALARY"), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company during the period between the initial public disclosure of the potential Change in Control and the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed at intervals no less frequent than customary for the Executive prior to the Effective Date. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase during the Employment Period and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

               (ii)  Annual Bonus.  In addition to Annual Base Salary, the
                     ------------
Executive shall have, for each fiscal year ending during the Employment Period, the opportunity for an annual cash bonus (the "ANNUAL BONUS") equal to that of other peer executives on the Managing Committee or at Impact Level I as applicable, but in no event shall such bonus be less than the Executive's lowest bonus paid to the Executive under the Company's Senior Management Incentive Plan, or any comparable bonus under any predecessor or successor plan, for the last three full fiscal years prior to the Effective Date (annualized in the event that the Executive was not employed by the Company for the whole of such fiscal year) (the "RECENT LOWEST ANNUAL BONUS"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

               (iii) Incentive, Savings and Retirement Plans.  During the
                     ---------------------------------------
Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, policies and programs applicable generally to other peer executives of the Company on the Managing Committee or at Impact Level I, as applicable, including the opportunity for

4114808.14                             -4-
cash and stock incentive awards (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable) equal to that of peer executives of the Company on the Managing Committee or at Impact Level I, as applicable.

               (iv)  Welfare Benefit Plans.  During the Employment Period, the
                     ---------------------
Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company on the Managing Committee or at Impact Level I, as applicable.

               (v)  Expenses.  During the Employment Period, the Executive
                    --------
shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Company in effect generally with respect to other peer executives of the Company on the Managing Committee or at Impact Level I, as applicable.

               (vi)  Fringe Benefits.  During the Employment Period, the
                     ---------------
Executive shall be entitled to fringe benefits, including, without limitation, tax and financial planning services, payment of club dues, and, if applicable, use of an automobile, home security system and payment of related expenses, in accordance with the plans, programs and policies of the Company in effect generally with respect to other peer executives of the Company on the Managing Committee or at Impact Level I, as applicable.

               (vii)  Office and Support Staff.  During the Employment Period,
                      ------------------------
the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, as provided generally with respect to other peer executives of the Company on the Managing Committee or at Impact Level I, as applicable.

               (viii)  Vacation.  During the Employment Period, the Executive
                       --------
shall be entitled to paid vacation in accordance with the plans, policies and programs in effect generally with respect to other peer executives of the Company on the Managing Committee or at Impact Level I, as applicable.

          5.   Termination of Employment.
               -------------------------

               (a)  Death or Disability.  The Executive's employment shall
                    -------------------
terminate automatically upon the Executive's death during the Employment Period. If the Executive suffers a Disability, the Executive's employment may end pursuant to the policy of Company governing extended medical absences as in effect on the date of the Change in Control. For purposes of this Agreement, "DISABILITY" shall mean the absence of the Executive from the Executive's duties with the Company as a result of incapacity due to mental or physical illness.

4114808.14                             -5-

               (b)  Cause.  The Company may terminate the Executive's employment
                    -----
during the Employment Period for Cause. For purposes of this Agreement, "CAUSE" shall mean:

                         (i) the willful and continued failure of the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for such performance is delivered to the Executive by the Board or the Chief Executive Officer of BankAmerica or of the subsidiary employing the Executive, which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

               (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of legal counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board (after reasonable notice is provided to the Executive and the Executive is given an opportunity to submit written comments to the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

               (c)  Good Reason.  The Executive's employment may be terminated
                    -----------
by the Executive for Good Reason during the Employment Period. For purposes of this Agreement, "GOOD REASON" shall mean:

                         (i) any failure by the Company to comply with any of the provisions of Section 4(a) of this Agreement, excluding for this purpose an isolated, insubstantial and inadvertent failure not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                         (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

4114808.14                                -6-

                         (iii) the Company's requiring the Executive to be based at any office or location other than as provided in Section 4(a)(i)(B) hereof.

                         (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                         (v) any failure by BankAmerica to comply with and satisfy Section 12(c) of this Agreement.

For purposes of this Section 5(c), any determination of "Good Reason" made by the Executive reasonably and in good faith shall be conclusive.

               (d)  Notice of Termination.  Any termination by the Company for
                    ---------------------
Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(b) of this Agreement. For purposes of this Agreement, a "NOTICE OF TERMINATION" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

               (e)  Date of Termination.  "DATE OF TERMINATION" means (i) if
                    -------------------
the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or the later date specified therein, as the case may be, but no more than 30 days after the giving of such notice absent the mutual agreement of the Executive and the Company, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability or on account of death, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the date employment ends under the Company policy concerning extended medical absences, as the case may be.

          6.  Obligations of the Company upon Termination.
              -------------------------------------------

                (a)  Good Reason; Other Than for Cause, Disability or
                     ------------------------------------------------
Death. If the Company shall terminate the Executive's employment other than
-----
for Cause or Disability or on account of the Executive's death or the Executive shall terminate employment for Good Reason, and the Date of Termination shall occur within the Employment Period:

4114808.14                             -7-

          (i) The Company shall pay to the Executive in a lump sum in cash, to the extent reasonably feasible within 30 days after the Date of Termination (except for the prorated Annual Bonus described in A.(2)), the aggregate of the following amounts:

          A. The sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (2) a prorated Annual Bonus for the fiscal year in which the Date of Termination occurs equal to the product of (x) the higher of (I) the Recent Lowest Annual Bonus and
     (II) the Annual Bonus paid or payable to peer executives of the Company on the Managing Committee or at Impact Level I, as applicable, for such fiscal year if any and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, which prorated Annual Bonus shall be payable at the customary time for the Annual Bonus for the fiscal year; and (3) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "ACCRUED OBLIGATIONS").

          B.  The amount equal to the product of (1) three and (2) the sum of
     (x) the Executive's Annual Base Salary and (y) the average of the actual annual bonus or bonuses received by the Executive for the period of up to three consecutive fiscal years, commencing with the 1994 fiscal year, ending immediately preceding the Effective Date.

          C. If the Executive forfeits any benefits under the BankAmerica 401(k) Investment Plan or Pension Plan or under any other qualified retirement plan of the Company, a payment equal to the amount of such forfeited benefits. The Executive shall also be 100% vested in any Supplemental Retirement Plan benefits, which shall be payable pursuant to the terms of such plan.

          D. The amount equal to the product of (1) three and (2) the current annual contribution provided by the Company for the Executive's medical and dental, long term disability, life and accidental death and dismemberment insurance, multiplied by 191% to compensate for the payment being taxable.

     (ii) If at the time the Executive's employment with the Company ends, the Executive qualifies as a retiree under the personnel policy of the Company, the Executive shall be eligible for benefits pursuant to the plans, programs and policies in effect from time to time for similarly situated retired peer executives of the Company on the Managing Committee or at Impact Level I, as applicable.

     (iii) The Company shall, at its sole expense as incurred, provide the Executive with outplacement services, the provider of which shall be selected by the Company, and financial counseling services for the calendar year in which the Date of Termination occurs and for one additional year pursuant to the financial counseling program in effect for peer Executives on the Managing Committee or at Impact Level I, as applicable. The Company does not

4114808.14                             -8-
warrant that the outplacement services will result in the Executive obtaining new employment.

     (iv) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is entitled to receive under any plan, program, policy or contract or agreement of the Company, other than severance pay or separation benefits subject to Section 13(g). (The other amounts or benefits required to be paid shall be hereinafter referred to as the "OTHER BENEFITS"). To the fullest extent permitted by law, payment under
Section 6(a)(i)B shall be in lieu of any severance pay or pay in lieu of notice required under applicable law.

          (b)  Death.  If the Executive's employment is terminated by reason of
               -----
the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination to the extent reasonably feasible. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits equal to those provided by the Company to the estates and beneficiaries of peer executives of the Company on the Managing Committee or at Impact Level I, as applicable, under such plans, programs and policies relating to death benefits, if any, as in effect at the time of death.

          (c)  Disability.  If the Executive's employment is terminated by
               ----------
reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination to the extent reasonably feasible. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(c) shall include, and the Executive shall be entitled after the Date of Termination to receive, disability and other benefits equal to those generally provided by the Company to disabled executives and/or their families in accordance with such plans, programs and policies relating to disability, if any, as in effect generally with respect to other peer executives on the Managing Committee or at Impact Level I, as applicable, and their families, to the extent the Executive has enrolled in and paid for such benefits, as applicable.

          (d)  Cause; Other than for Good Reason.  If the Executive's employment
               ---------------------------------
shall be terminated for Cause during the Employment Period, or if the Executive voluntarily terminates employment during the Employment Period without Good Reason, this Agreement shall terminate without further obligations to the Executive (other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination and any accrued vacation pay, and (y) Other Benefits, in each case to the extent theretofore unpaid).

4114808.14                             -9-

          (e)   Termination as a Result of Divestiture.  This Section shall
                --------------------------------------
apply if the Executive ceases to be employed within the Company as a result of a sale of assets or stock of a BankAmerica subsidiary during the Employment Period. For purposes of this Section, a "COMPARABLE JOB" is a position with the purchaser with (i) at least the same base salary and substantially equivalent bonus opportunity as the Executive's then current position, (ii) duties and responsibilities which are not substantially less than, and with no duties or responsibilities substantially inconsistent with, the Executive's then current position, (iii) eligibility for benefits received by similarly situated executives of the purchaser, and (iv) a primary work location no more than 35 miles from the Executive's then current primary work location. If the Executive receives an offer for a comparable job with the purchaser, the Executive shall not receive payments or benefits under this Agreement, whether or not the Executive accepts the offer, other than payment of Accrued Obligations and the timely payment or provision of Other Benefits. However, if the Executive accepts the comparable job, and within one year of the effective date of the sale, the purchaser terminates the Executive's employment without Cause or the Executive resigns on account of the failure of the purchaser to fulfill the terms of an offer for a comparable job as defined above, the Executive shall, subject to
Section 8, receive payment under Section 6(a)(i)B of this Agreement, less any severance payments paid to the Executive by the purchaser, and the Executive shall also receive associated payments under Section 9 of this Agreement. If the Executive accepts a position with the purchaser which is not a comparable job, which position is accepted on or before the effective date of the sale, the Executive shall not receive payments or benefits under the Agreement other than payment of Accrued Obligations and the timely payment or provision of Other Benefits, unless within one year of the date of the sale, the purchaser terminates the Executive's employment without Cause or the Executive resigns because the Executive's primary work location is moved more than 35 miles from the Executive's initial primary work location with the purchaser, in which case the Executive shall, subject to Section 8, receive payment under Section 6(a)(i)B of this Agreement, less any severance payments paid to the Executive by the purchaser, and the Executive shall also receive associated payments under
Section 9 of this Agreement. For purposes of this provision, the Executive's Date of Termination shall be the date the Executive's employment with the purchaser ends.

          7.  Non-exclusivity of Rights.  Nothing in this Agreement shall
              -------------------------
prevent or limit the Executive's continuing or future participation in any plan, program, or policy provided by the Company for which the Executive may qualify, nor, subject to Sections 13(f) and 13(g), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits, deferred compensation or which the Executive is otherwise entitled to receive under any plan, policy, or program of, or any contract or agreement with, the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, or program or contract or agreement except as explicitly modified by this Agreement.

          8.  Signing of Release and Full Settlement.
              --------------------------------------

4114808.14                             -10-

               (a) Execution and non-revocation of Release by Executive. The
                   -----------------------------------------------------
Company's obligation to make the payments provided for in this Agreement (other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination and any accrued vacation pay, and (y) Other Benefits, in each case to the extent theretofore unpaid) and otherwise to perform its obligations hereunder are subject to the Executive's execution, after the Date of Termination, and delivery to the Company of a general release in the form of Appendix "A" attached hereto and the delivery to the Company of a statement of non-revocation in the form of Appendix "B" executed at least 8 days after the date of execution of the general release.

               (b) Right of Set-Off by Company; No Duty to Seek Employment.  The
                   -------------------------------------------------------
Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others, except that the Company shall be entitled to deduct from the amounts payable under this Agreement any amounts outstanding on the Executive's business credit card on the Termination Date which are not reimbursable under the Expense Guidelines of the Company then in effect. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

          9.  Certain Additional Payments by the Company.
              ------------------------------------------

               (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "PAYMENT") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "CODE"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "EXCISE TAX"), then the Executive shall be entitled to receive an additional payment (a "GROSS-UP PAYMENT") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               (b)(i) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young or such other nationally recognized certified public accounting firm as may be designated by the Company (the

4114808.14                             -11-

"ACCOUNTING FIRM") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days after the Accounting Firm has been advised that a Payment was made, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All reasonable fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive promptly following the receipt of the Accounting Firm's determination, unless the Company requests further calculations. Any determination made by the Accounting Firm shall be binding upon the Company and the Executive, although either party may challenge such a determination through a legal proceeding. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company, should have been made ("UNDERPAYMENT"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

               (b)(ii) To the extent the Company overpays any Excise Tax or Gross-Up Payment, the Executive agrees such overpayment(s) will be immediately returned to the Company by the Executive. As a condition to receipt of a Gross-Up Payment or Excise Tax Payment, the Executive consents to jurisdiction and venue in California in an action by Company to recover any overpayments. The Executive also agrees to provide Company all financial information and data, including tax information, reasonably requested by Company to calculate such overpayments. The Executive agrees that the Executive shall not be entitled to delay or avoid repayment of overpayments (A) based on other types of tax disputes the Executive may have with tax authorities, (B) based on a change in the residence of the Executive following receipt of a Gross-Up Payment or Excise Tax Payment, (C) based on any claim or claims by the Executive against Company for additional sums or benefits, or (D) based on any claims or claims for offset by the Executive against Company.

               (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

4114808.14                             -12-

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

               (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section

4114808.14                             -13-

9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after Company's receipt of such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          10.  Confidential Information.  The Executive shall hold in a
               ------------------------
fiduciary capacity for the benefit of the Company all secret, confidential or non-public information, knowledge or data relating to the Company (including its employees, officers, directors, agents or representatives), which was obtained by the Executive during the Executive's employment by the Company, unless such information, data, or knowledge is disclosed to the public by an authorized Company representative. (If the data, information, or knowledge is disclosed by the Executive or by representatives of the Executive in violation of this Agreement, this shall not constitute authorized public disclosure.) However, nothing herein preventing the disclosure of such information, knowledge or data shall preclude the Executive from utilizing the general non-confidential knowledge or expertise of the Executive acquired while at the Company in any position which the Executive may hereafter hold with another employer outside of the Company. In no event shall an asserted violation of the provisions of this
Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement. However, breach of this Section by the Executive is a material breach, and the Company reserves all other remedies both in law and equity against the Executive for breach of this Section 10.

          11.  Non-Disparagement.  The Executive agrees that the Executive will
               -----------------
not publicly (e.g., via an interview or speech or presentation available to the
              ----
public) criticize, defame, or disparage the Company (including its employees, officers, directors, representatives or agents), its plans or its actions, orally or in writing, unless compelled by law to do so. However, if the Executive is publicly criticized, disparaged, or defamed by a representative of the Company who is speaking on behalf of the Company, the foregoing contractual limitations on the Executive's ability to criticize or disparage the Company shall cease to exist and shall be deemed null and void. In no event shall an asserted violation of the provisions of this Section 11 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement. However, breach of this Section by the Executive is a material breach, and the Company reserves all other remedies both in law and equity against the Executive for breach of this Section 11. In addition, an action to enforce obligations under this Section by either party and statements made in such litigation itself shall not be deemed to violate this Section 11.

          12.  Successors.
               ----------

                 (a) This Agreement is personal to the Executive and without the prior written consent of an authorized representative of BankAmerica shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

4114808.14                             -14-

               (b) This Agreement shall inure to the benefit of and be binding upon BankAmerica and its successors and assigns.

               (c) BankAmerica will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of BankAmerica to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "BankAmerica" shall mean BankAmerica Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          13.  Miscellaneous.
               -------------

               (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the Executive and BankAmerica (or any successor), signed by the Chief Executive Officer or Personnel Relations Officer of BankAmerica, except as provided in the following sentence. If the Executive is the Chief Executive Officer of BankAmerica, the Chairman of the Executive Personnel and Compensation Committee of the BankAmerica Board of Directors (or its equivalent successor committee) shall sign the agreement on behalf of BankAmerica.

               (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


If to the Executive:
-------------------



If to the Company:
-----------------

                              BankAmerica Corporation
                              Office of the General Counsel #3017
                              P.O. Box 37000
                              San Francisco, CA  94137

          Street address:     555 California Street, 8th Floor
                              San Francisco, CA  94104

4114808.14                             -15-

     Attention: General Counsel, and a separate copy to the attention of the BankAmerica Personnel Relations Officer, at:

                              BankAmerica Corporation
                              Executive Offices #3001
                              P.O. Box 37000
                              San Francisco, CA  94137

          Street address:     555 California Street, 40th Floor
                              San Francisco, CA  94104


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

               (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

               (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

               (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and an authorized representative of the Company, the employment of the Executive by the Company is "at-will" and, the Executive's employment may be terminated by either the Executive or the Company at any time. If such termination or any other termination of employment occurs prior to the Effective Date, the Executive shall have no further rights under this Agreement. From and after the Effective Date this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof, although the employment of the Executive by the Company shall continue to be "at-will" and may be terminated by the Company or the Executive at any time. If the Executive is not an employee or officer of BankAmerica, the execution of this Agreement by BankAmerica shall not cause the Executive to become an employee or officer of BankAmerica, but rather, the Executive shall remain an employee of the BankAmerica subsidiary which employs the Executive.

4114808.14                             -16-

               (g) If the Executive is eligible to receive severance pay under this Agreement, the Executive agrees that the Executive shall not be eligible to receive severance pay or separation benefits under any other plan, program, policy, guideline, or practice of the Company, including any staff reduction program of the Company then in effect, or under any agreement between the Executive and the Company.

               (h) "Peer" or "peer executives" as used in this Agreement shall be as reasonably determined by the Chief Executive Officer or Personnel Relations Officer of BankAmerica.

               (i) The Executive shall not have the right to alienate, assign, encumber, hypothecate, or pledge the Executive's interest in any payments or benefits under this Agreement, voluntarily or involuntarily, and any attempt to so dispose of any such interest shall be void.

               (j) This document is a complete statement of the Agreement and as of the date executed by both parties supersedes all prior plans, proposals, representations, promises, and inducements, written or oral, relating to its subject matter. The Company will not be bound by or liable to the Executive for any representation, promise, or inducement made by any person or entity relating to its subject matter which is not embodied in this Agreement.


          IN WITNESS WHEREOF, the Executive has executed this instrument and BankAmerica, pursuant to the authorization from its Board of Directors, has caused this instrument to be executed by its duly authorized officer, on the dates written below.



Date:  ____________________              ______________________________
                                              [Executive]


                                         BANKAMERICA CORPORATION


Dated: ___________________               By ___________________________
                                              ______________________

4114808.14                             -17-

                                  APPENDIX A


                                GENERAL RELEASE
                                ---------------

                 PLEASE READ THIS ENTIRE AGREEMENT CAREFULLY.

NOTE THAT IT CONTAINS A RELEASE AND WAIVER OF CLAIMS. YOU ARE ENCOURAGED TO
                        ------------------
CONTACT AN ATTORNEY OF YOUR CHOICE FOR ADVICE CONCERNING ITS TERMS AND LEGAL SIGNIFICANCE BEFORE SIGNING IT. IF YOU AGREE TO ITS TERMS, SIGN BELOW.
             ------

I have reviewed the terms of my Agreement with BankAmerica Corporation dated ______________ (the "Agreement") and have had the opportunity to read and understand its provisions. I received the Agreement together with this General Release more than 45 days prior to the date I am signing this General Release.

In particular, I understand that to receive separation benefits, including severance pay, provided under the Agreement, I must agree to the terms of this General Release and to the terms of the Non-Revocation Form, which I have also received, and properly complete, sign and return both of these documents to the Company. I understand the Non-Revocation form may not be signed and returned any sooner than 8 days after I sign this General Release, and that I can revoke my agreement to this General Release for seven days after I sign the General Release. If signed by me, this General Release is my voluntary resignation from any and all directorships or board memberships or committee memberships I hold with or within BankAmerica Corporation, including its subsidiaries or its affiliates (hereinafter collectively the "Company") or on the Company's behalf or for the Company's benefit. I will promptly complete whatever documentation is required to effect these resignations.

I also agree to make myself reasonably available, provide information and otherwise cooperate with the Company or its representatives after my employment ends in connection with any matter, dispute or the like for which the Company desires my availability or cooperation, or in connection with any data I possess which the Company wishes to obtain related to my employment with the Company. The Company will reimburse me for reasonable documented expenses in accord with then applicable company expense guidelines.

As consideration and in exchange for my receipt and acceptance of the separation benefits, including severance pay, provided under the Agreement, and to the extent permitted by law, I hereby waive, release and fully discharge, and agree not to pursue, any and all claims, claims for relief and/or causes of action I have or may have as of the date I sign this General Release against BankAmerica Corporation, Bank of America NT&SA, and/or its or their current or former, affiliates, subsidiaries, successors, or predecessors, and/or any of the current or former, officers, directors, shareholders, employees, attorneys, employee benefit plans, representatives, successors or agents of the foregoing entities (Released Parties), arising out of and/or connected in any way with my employment relationship within the

4114808.14                             -1-

Company, and/or the termination of that employment relationship, and/or with respect to any other claim, matter, or event arising prior to the time I execute this General Release. I recognize and agree that such released claims, claims for relief, and/or causes of action include, but are not limited to, age claims under the federal Age Discrimination in Employment Act, as well as claims under Title VII of the Civil Rights Act of 1964, Section 1981 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974, the Racketeer Influenced and Corrupt Organizations Act, the Financial Reform Recovery and Enforcement Act of 1989, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the federal Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Labor Code, the Equal Pay Act, the Fair Labor Standards Act, and all other laws, whether foreign, federal, state or local of any jurisdiction. This General Release does not waive rights or claims based on events that may occur after the date I sign it.

To the extent permitted by law, I further hereby waive all rights under Section 1542 of the California Civil Code or any similar law of any jurisdiction against the Released Parties. I recognize that Section 1542 provides:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

I understand that should any provision of this General Release be determined to be invalid by a court or government agency of competent jurisdiction or should I fail to fulfill my obligations under it, the remainder of this General Release shall, at the Company's option, remain in full force and effect and/or I shall be required to return, in full or in part, as determined by the Company, any and all consideration I received in exchange for my agreeing to this General Release.

I hereby confirm my promise to adhere to the terms of the confidentiality clause and non-disparagement clause at Sections 10 and 11 of the Agreement and to fulfill my obligations and agreements relating to any payment under Section 9 of the Agreement.

Nothing in this General Release constitutes an admission of liability by the parties. This General Release constitutes the complete understanding of the parties concerning its subject matter, and supersedes any and all prior agreements, promises or inducements, written or oral, except as specifically set forth in the Agreement. No other promises or agreements, or any modifications to or of this General Release, shall be binding unless reduced to writing and signed by an authorized representative of the Company and me.

I acknowledge that I have read this General Release, that I fully understand and appreciate its meaning, and that I had an opportunity to consult my own attorney.

This General Release does not release any vested rights I may have under the pension program or savings program, or any claims I may have for indemnification under applicable

4114808.14                             -2-
law or applicable by-laws, any claims I may have for workers compensation, disability, or unemployment insurance benefits, nor does it release any claims for breach of the Agreement itself. If I am retiring, this General Release also does not affect my participation in any benefit program made available to retirees by the Company.



__________________________________
Signature

__________________________________
Printed Name of Executive

__________________________________
Date

__________________________________
Social Security No.



THIS GENERAL RELEASE MAY NOT BE SIGNED AND RETURNED UNTIL AFTER YOUR DATE OF TERMINATION.

4114808.14                             -3-

                                  APPENDIX B


                STATEMENT OF NON-REVOCATION OF GENERAL RELEASE
                       AS OF THE DATE SHOWN ON THIS FORM


     By signing below, I hereby verify that I have chosen not to revoke my agreement to and execution of the General Release. My signature also confirms my renewed agreement, as of the date shown below, to the terms of the General Release, including the release and waiver to the extent permitted by law of any and all claims I have or may have against BankAmerica Corporation, Bank of America NT&SA, including its or their subsidiaries and affiliates, and the officers, employees, directors, representatives and/or agents of any of the foregoing entities, or any other Released Parties, other than claims specifically excluded from release by the terms of the General Release itself.


__________________________________
Signature


__________________________________
Printed Name of Executive


__________________________________
Date


__________________________________
Social Security No.



TO BE VALID, THIS DOCUMENT MAY NOT BE SIGNED AND RETURNED UNTIL 8 DAYS OR MORE AFTER THE DATE THE GENERAL RELEASE IS SIGNED

4114808.14